Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACTS:

Kenneth R. Posner	Christopher Curtis
Chief Financial Officer	Vice President
Rewards Network Inc.	Ashton Partners
(312) 521-6790	(312) 553-6708

REWARDS NETWORK INC. REPORTS FIRST QUARTER 2005 RESULTS

Chicago, IL April 26, 2005— Rewards Network Inc., (AMEX: IRN) one of the nation’s leading providers of loyalty and rewards programs, today reported its financial results for the first quarter ended March 31, 2005.

Total sales for the quarter amounted to $74.8 million, a 15.7 percent decrease from the corresponding prior year’s first quarter sales of $88.6 million. This decrease was caused primarily by a decline in the restaurant merchant count, the number of dining transactions, and the average dining transaction amount. Lower sales yield as a result of changes in the Company’s products also slowed the rate of sales recognition.

Total operating revenues for the quarter amounted to $16.3 million, a decrease of 33.3 percent compared with $24.5 million in the same period last year. The decline in operating revenues was a result of the lower sales and a $5.3 million increase in the provision for Marketing Credits losses which is directly affected by the lower level of sales.

Net loss for the three months ended March 31, 2005 was $3.7 million or 14 cents per share, compared with the Company’s previously expected loss range of 16 to 22 cents per share. This compares with net income of $3.3 million or 13 cents per diluted share for the three-month period ended March 31, 2004. Included in the results of the three-month period ended March 31, 2005 are $1.6 million of severance costs and a $1.6 million goodwill impairment charge related to certain previously reacquired franchises.

The company also reported that its first quarter 2005 results violated certain covenants in its $50 million revolving credit agreement, and it has obtained waivers from the bank group. The company believes it has sufficient liquidity for the near term while it works with the bank group on modifications to the agreement. The Company has not drawn down on this facility since its inception in November 2004.

“Since joining the company, I’ve seen the potential for this business,” said Ronald L. Blake, President and CEO of Rewards Network. “I believe that with a clear focus on our core business and operations, over time we can restore profitable growth to this company in a way that creates value for all involved.”

Rewards Network

First Quarter 2005 Results

Webcast Information

Management will host a conference call at 11:00 am Eastern Time on Tuesday, April 26, 2005. Participants are invited to join a live webcast of the call, which may be accessed by visiting the Investor Relations section of the Rewards Network website at www.rewardsnetwork.com and clicking on the Live Webcast icon. Participants should log on at least 10 minutes prior to the webcast to register and download any necessary software. A replay of the webcast will also be available on the website.

About Rewards Network

Rewards Network, headquartered in Chicago, Illinois, provides loyalty and rewards programs for restaurants and hotels via its registered credit card platform. Incentives are offered through the Rewards Network branded program, airline frequent flyer dining programs, club memberships and other affinity organizations. As of March 31, 2005, Rewards Network had 3.7 million active member accounts and 10,307 restaurants in its rewards programs. Rewards Network’s common stock trades on the American Stock Exchange under the symbol IRN and is listed in newspapers as REWARDS. Additional details about Rewards Network can be found at www.rewardsnetwork.com or by calling Rewards Network at 1-877-491-3463.

Statements in this release that are not strictly historical are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectation or beliefs, and are subject to risks, trends and uncertainties. Actual results, performance or achievements may differ materially from those expressed or implied by the statements herein due to factors that include, but are not limited to, the following: (i) our dependence on our relationships with airlines and other reward program partners for a significant number of members, (ii) the concentration of a significant amount of our rewards currency in one industry group, the airline industry, (iii) our inability to attract and retain merchants and members, (iv) our inability to maintain an appropriate balance between the number of members and the number of participating merchants in each market, (v) changes to card association rules and practices, (vi) our dependence upon our relationships with transaction processors, presenters and aggregators, (vii) network interruptions or processing errors, (viii) our susceptibility to a changing regulatory environment, (ix) increased operating costs due to privacy concerns of our marketing partners, payment card processors and the public, (x) the failure of our security measures, (xi) our susceptibility to restaurant credit risk, (xii) economic changes, (xiii) an adverse change in our loss experience related to Marketing Credits, (xiv) adverse consequences of changes in our programs that affect the rate of rewards received by members, (xv) our inability to generate sufficient profit margin on expanded restaurant product offerings, (xvi) the loss of key personnel, (xvii) adverse determination of lawsuits in which we are a defendant, (xviii) increasing competition, (xix) our inability to obtain sufficient cash, (xx) the failure of our program offering members rewards for patronizing select hotels,(xxi) the failure of our retail rewards program, (xxii) the failure of our expansion into Canada, (xxiii) our control by Samstock, L.L.C. and its affiliates, (xxiv) the ability of our board of directors to issue shares of our preferred stock without stockholder approval, (xxv) possible future sales of restricted and other shares, (xxvi) the price of our common stock could be volatile, and (xxvii) anti-takeover provisions that could delay or prevent a change in our control even if the change in control would be beneficial to our stockholders. A more detailed description of these factors that, among others, should be considered in evaluating our outlook can be found in the company’s annual report on Form 10-K and periodic reports on Form 10-Q filed with the Securities and Exchange Commission. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise.

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Rewards Network

First Quarter 2005 Results

Rewards Network Inc. and Subsidiaries

(Amounts in thousands, except earnings per share)

(UNAUDITED)

	Three months ended March 31,
	2005	2004
Sales
Marketing Credits Program	$69,258	$81,065
Marketing Services Program	5,506	7,584

Total sales	74,764	88,649

Cost of sales	37,561	42,395
Provision for losses	8,496	3,243
Member rewards and savings	13,153	19,475

Net revenues	15,554	23,536

Membership fees and other income	783	948

Total operating revenues	16,337	24,484

Operating expenses:
Salaries & benefits	5,235	5,565
Sales commission & expenses	5,189	5,437
Professional fees	1,980	851
Member and merchant marketing	1,473	1,987
General and administrative	7,906	4,242

Total operating expenses	21,783	18,082

Operating income (loss)	(5,446)	6,402
Other expenses, net	696	793

Income (loss) before income taxes	(6,142)	5,609

Income tax expense (benefit)	(2,475)	2,272

Net income (loss)	$(3,667)	$3,337

Net income (loss) per share
Basic	(0.14)	0.14

Diluted	(0.14)	0.13

Weighted average number of common and common equivalent shares
Basic	25,926	24,322

Diluted	25,926	29,915

Rewards Network

First Quarter 2005 Results

Rewards Network Inc. and Subsidiaries

(Amounts in thousands, except restaurant and average transaction data)

(UNAUDITED)

	March 31, 2005	December 31, 2004
Cash and cash equivalents	4,056	8,728
Short-term securities available for sale	6,697	6,718
Marketing credits	167,422	170,890
Allowance for marketing credits loss	(25,829)	(26,943)
Long-term securities available for sale	331	331
Excess of cost over net assets acquired	8,117	9,671
Total assets	192,636	200,671
Outstanding debt	70,000	70,000
Stockholders’ equity	88,892	92,368

	Three months ended March 31,
	2005	2004
Net cash provided by (used in)
Operations	(4,495)	2,793
Investing	(374)	2,530
Financing	215	634

Other information:

Accounts active last 12-months	3,653	3,444

Restaurants in the program
Marketing credits	8,790	8,519
Marketing services	1,517	1,822

Total restaurants	10,307	10,341

Number of transactions during the period	2,515	2,771
Average transaction amount	$48.11	$49.40
Qualified transaction dollars	$120,989	$136,864
Sales yield	61.8%	64.8%